SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss. 240.14a-12

SHELLS SEAFOOD RESTAURANTS, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SHELLS SEAFOOD RESTAURANTS, INC.
16313 N. Dale Mabry Highway
Suite 100
Tampa, Florida 33618

April 20, 2006

Dear Stockholder,

You are cordially invited to attend our Annual Meeting of Stockholders to be held at 10:00 a.m. on Thursday, May 18, 2006, at our executive offices located at 16313 N. Dale Mabry Highway, Tampa, Florida 33618.

At the Annual Meeting of Stockholders, you are being asked to vote on the election of seven directors to our Board of Directors. I will be pleased to report on the affairs of our company and a discussion period will be provided for questions and comments of general interest to stockholders.

It is important that your shares be represented at the meeting, whether or not you plan to attend in person. We urge you to promptly vote by following the instructions on the enclosed proxy card. You can vote your shares by completing and returning the enclosed proxy card, or in certain circumstances as we discuss in the following Proxy Statement, by Internet or telephone. In this way, you can be sure your shares will be voted at the meeting. If you later decide to attend the meeting, you can generally, if you wish, revoke the proxy and vote in person.

Thank you for your cooperation.

Very truly yours,

Leslie J. Christon
President and Chief Executive Officer

SHELLS SEAFOOD RESTAURANTS, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

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April 20, 2006

Notice is hereby given that we will hold the 2006 Annual Meeting of Stockholders of Shells Seafood Restaurants, Inc. on Thursday, May 18, 2006 at 10:00 a.m., at our executive offices located at 16313 N. Dale Mabry Highway, Tampa, Florida 33618 for the following purposes:

(1) To elect seven directors to serve for the ensuing year; and

(2) To transact such other business as may properly come before the meeting, or any adjournment or postponement of the meeting.

Stockholders of record at the close of business on April 12, 2006 will be entitled to notice of and to vote at the meeting, or any adjournment or postponement thereof.

Warren R. Nelson
Secretary

SHELLS SEAFOOD RESTAURANTS, INC.

16313 N. Dale Mabry Highway
Suite 100
Tampa, Florida 33618

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PROXY STATEMENT

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ABOUT THE MEETING

This proxy statement contains information relating to our 2006 Annual Meeting of Stockholders to be held on Thursday, May 18, 2006, at 10:00 a.m. at our executive offices located at 16313 N. Dale Mabry Highway, Tampa, Florida 33618, and at any postponements or adjournments of the meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will elect seven directors to serve on our Board and transact any other business which may properly come before the meeting, or any adjournment thereof. In addition, management will report on our performance for the fiscal year ended January 1, 2006, which we refer to throughout this proxy statement as “fiscal 2005,” and respond to appropriate questions from stockholders. We are not currently aware of any other matters which will come before the meeting.

Proxies for use at the meeting are being solicited by the Board of Directors of Shells, chiefly by mail. We began mailing this proxy statement, along with the proxy card, on or about April 20, 2006. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our common stock and Series B Preferred Stock and will reimburse them for their expenses in so doing. To ensure adequate representation of shares of our common stock and Series B Preferred Stock and the presence of a quorum at the meeting, officers, agents and Shells employees may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. Shells will bear all expenses incurred in connection with this solicitation. We have no present plans to hire employees or special paid solicitors to assist in obtaining proxies, but reserve the option of doing so if it should appear that a quorum otherwise might not be obtained.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on April 12, 2006, the record date for the meeting, are entitled to receive notice of, and to participate in, the Annual Meeting, or any postponements and adjournments of the meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the Annual Meeting. Your proxy card shows the number of shares you held at the close of business on April 12, 2006.

What does it mean if I receive more than one proxy card?

If you received more than one proxy card, you have multiple accounts with your brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, Continental Stock Transfer & Trust Company, at (212) 509-4000.

What are the voting rights of the holders of common stock?

Each outstanding share of our common stock will be entitled to one vote on each matter to be acted upon at the meeting. On April 12, 2006, there were 16,201,497 shares of common stock outstanding, representing the same number of votes.

What are the voting rights of the holders of Series B Preferred Stock?

Our Series B Preferred Stock votes together with our common stock as a single class on an “as-converted” basis on all actions to be taken by our stockholders. Each outstanding share of our Series B Preferred Stock will be entitled to one vote per each whole share of common stock into which such share of Series B Preferred Stock is convertible as of the record date for such vote or, if no record date is specified, as of the date of such vote. As of April 12, 2006, the record date for our 2006 Annual Meeting, each share of Series B Preferred Stock was convertible into twenty shares of our common stock. On April 12, 2006, there were 440,516 shares of Series B Preferred Stock outstanding, representing 8,810,320 votes.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock and Series B Preferred Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum, thereby permitting the meeting to conduct its business. On April 12, 2006, 16,201,497 shares of common stock, representing the same number of votes, were outstanding and 440,516 shares of Series B Preferred Stock, representing 8,810,320 votes, were outstanding. Accordingly, the presence of holders representing at least a majority of the votes entitled to be cast, or 12,505,910 votes, is required to establish a quorum.

Proxies received but marked as abstentions and broker non-votes will be counted in determining whether a quorum is present. “Abstentions” are shares held by stockholders present in person or represented by proxy that are not voted in connection with a particular matter. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange.

How do I vote?

You may vote your shares by mailing the enclosed proxy card which gives detailed instructions. If you vote by mail, please complete and properly sign the enclosed proxy card and return it in the envelope we have provided. It then will be voted according to your instructions. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card or vote in person. A registered stockholder receives proxy material directly from our transfer agent, Continental Stock Transfer & Trust Co.

If your shares are held in an account in the name of your bank or broker (this is called “street name”), you will receive from that bank or broker a separate Voter Instruction Form with instructions on how to vote by return mail, by telephone or by Internet. Many (but not all) brokerage firms and banks participate in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options.

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote for the election of the nominated slate of directors to serve for the ensuing year. These votes are in accordance with the recommendations of our Board. With respect to any other matter that properly comes before the meeting, the proxy holders will vote according to their best judgment.

Can I change my vote after I have voted?

Yes. Even after you have submitted your proxy card you may change your vote at any time before the proxy is exercised, by filing with the Secretary of Shells either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and request to vote in person, although attendance at the meeting alone will not itself revoke a previously granted proxy.

If your shares are held by a bank or broker and you wish to vote your shares in person, you must contact the bank or broker holding your shares and request a special proxy card indicating your ownership of our stock. In addition, you should consult your brokerage firm or bank for directions, in the event you voted your shares by Internet or telephone and want to later change your vote prior to the Annual Meeting.

INFORMATION ABOUT OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information as of March 31, 2006 regarding the beneficial ownership of our common stock by (i) each person known by us to own beneficially more than 5% of the outstanding common stock; (ii) each current director (all of whom are standing for re-election); (iii) each executive officer named in the Summary Compensation Table appearing later in this proxy statement; and (iv) all of our directors and executive officers as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed, and has an address c/o Shells Seafood Restaurants, Inc., 16313 N. Dale Mabry Highway, Suite 100, Tampa, FL 33618. For purposes of this table, beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC”), which generally attributes beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Stock options and warrants which are presently exercisable or which become exercisable within 60 days of March 31, 2006 into shares of our common stock (or into securities which are convertible into shares of our common stock) are considered beneficially owned shares of common stock. For purposes of this table, the conversion of the securities convertible into our common stock is based on the rate of conversion on March 31, 2006.

Name and Address of Beneficial Owner	Beneficial Ownership Amount	Percent of Class

Philip R. Chapman 750 Lexington Avenue, 18th Floor New York, NY 10022(1)	4,580,015	28.10%
Leslie J. Christon(2)	966,219	5.63%
Michael R. Golding 439 Newman Springs Road Lincroft, NJ 07738(3)	70,000	*
Gary L. Herman Galloway Capital Management, LLC 1325 Avenue of Americas, 26th floor New York, NY 10019(4)	545,940	3.36%
John F. Hoffner 1271 Dejarnet Place Greensboro, GA 30642(5)	37,500	*
Christopher D. Illick 154 Mercer Street Princeton, NJ 08540(6)	94,000	*
Jay A. Wolf c/o Trinad Capital, L.P. 2121 Avenue of the Stars, Suite 1650 Los Angeles, CA 90067(7)	60,000	*
Guy C. Kathman(8)	116,666	*
Warren R. Nelson(9)	329,941	2.00%
Christopher R. Ward, Sr.(10)	43,334	*
Frederick R. Adler 1520 South Ocean Blvd Palm Beach, FL 33480(11)	3,669,416	20.77%
James R. Adler 750 Lexington Avenue, 18th Floor New York, NY 10022(12)	4,454,015	27.49%
Robert Ellin c/o Trinad Capital, L.P. 2121 Avenue of the Stars, Suite 1650 Los Angeles, CA 90067(13)	3,539,648	20.98%

Name and Address of Beneficial Owner	Beneficial Ownership Amount	Percent of Class

Bruce Galloway Galloway Capital Management LLC 1325 Avenue of Americas, 26th floor New York, NY 10019(14)	2,724,826	16.38%
Banyon Investment, LLC 750 Lexington Avenue, 18th Floor New York, NY 10022	4,454,015	27.49%
Drawbridge Global Macro Fund, L.P. 1251 Avenue of the Americas, 16th Floor New York, NY 10020(15)	1,680,000	9.40%
JMP Securities, LLC 600 Montgomery St, Suite 1100 San Francisco, CA 94111(16)	1,129,530	6.52%
Lagunitas Partners, LP 50 Osgood Place, Penthouse San Francisco, CA 94133(17)	2,600,010	13.83%
Pequot Scout Fund, LP 500 Nyala Farm Road Westport, CT 06880(18)	2,467,020	13.21%
Pequot Mariner Onshore Fund, LP 500 Nyala Farm Road Westport, CT 06880(19)	1,532,970	8.64%
Pequot Capital Management, Inc. 500 Nyala Farm Road Westport, CT 06880(20)	3,999,990	19.80%
Trinad Advisors GP, LLC 2121 Avenue of the Stars, Suite 1650 Los Angeles, CA 90067(21)	3,539,648	20.98%
Trinad Capital Master Fund, Ltd. 2121 Avenue of the Stars, Suite 1650 Los Angeles, CA 90067(21)	3,539,648	20.98%
All directors and executive officers as a group (10 persons)(22)	6,843,615	38.0%

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*

less than 1%

(1)

Includes (i) 4,454,015 shares of common stock owned by Banyon Investment, LLC, and (ii) 96,000 shares of common stock which may be acquired through the exercise of options held by Mr. Chapman. Mr. Chapman and Mr. James Adler are co-managing members of Banyon Investment, LLC and share voting and investment powers.

(2)

Includes 951,219 shares of common stock which may be acquired through the exercise of options. Does not include options to purchase 1,307,692 shares of common stock which are not exercisable within 60 days of March 31, 2006.

(3)

Consists of 70,000 shares of common stock which may be acquired through the exercise of options.

(4)

Includes (i) 387,502 shares of common stock owned by Galloway Capital Management, LLC; (ii) 60,000 shares of common stock which may be acquired through the exercise of options; and (iii) 4,688 shares of common stock owned by a trust for the benefit of Mr. Herman’s children. Mr. Herman is a managing member of Galloway Capital Management, LLC and GCM Shells Seafood Partners, LLC, and the trustee of the aforementioned trust.

(5)

Consists of 37,500 shares of common stock which may be acquired through the exercise of options. Does not include options to purchase 12,500 share of common stock which are not exercisable within 60 days of March 31, 2006.

(6)

Consists of 94,000 shares of common stock which may be acquired through the exercise of options.

(7)

Consists of 60,000 shares of common stock which may be acquired through the exercise of options.

(8)

Consists of 116,666 shares of common stock which may be acquired through the exercise of options. Does not include options to purchase 183,334 shares of common stock which are not exercisable within 60 days of March 31, 2006.

(9)

Includes 264,673 shares of common stock which may be acquired through the exercise of options. Does not include options to purchase 190,311 shares of common stock which are not exercisable within 60 days of March 31, 2006.

(10)

Consists of 43,334 shares of common stock which may be acquired through the exercise of options. Does not include options to purchase 86,666 shares of common stock with are not exercisable within 60 days of March 31, 2006.

(11)

Includes (i) 10,100 shares of common stock held by 1520 Partners LP, (ii) 48,833 shares of Series B Preferred stock convertible into 976,660 shares of common stock and (iii) warrants to purchase 488,330 shares of common stock.  Mr. Adler is the General Partner of 1520 Partners, LP. Does not include 4,454,015 shares of common stock owned by Banyon Investments, LLC. Mr. Adler’s son, James Adler, is a co-managing member of Banyon Investments LLC.

(12)

Consists of 4,454,015 shares of common stock owned by Banyon Investments LLC. Mr. James Adler and Mr. Chapman are co-managing members of Banyon Investments LLC and share voting and investment powers. Does not include any share held by Mr. Frederick Adler, the father of Mr. James Adler.

(13)

Consists of (i) 2,871,548 shares of common stock owned by Trinad Capital Master Fund, Ltd., (ii) 22,270 shares of Series B Preferred convertible into 445,400 shares of common stock, owned by Trinad Capital Master Fund, Ltd., and (iii) warrants to purchase 222,700 shares of common stock owned by Trinad Capital Master Fund, Ltd. Mr. Ellin is a managing member of Trinad Advisors GP, LLC which is the general partner of Trinad Capital Master Fund, Ltd.

(14)

Consists of (i) 387,502 shares of common stock owned by Galloway Capital Management, LLC, (ii) 1,749,964 shares of common stock owned by the Bruce Galloway, IRA R/O, (iii) 14,342 shares of Series B Preferred Stock convertible into 286,840 shares of common stock  owned by the Bruce Galloway, IRA R/O, (iv) warrants to purchase 143,420 shares of common  stock  owned by the Bruce Galloway, IRA R/O, (v) 93,100 shares of common stock owned by Jacombs Trading, Inc., and (vi) 64,000 shares of common stock owned by a trust for the benefit of Mr. Galloway’s children. Mr. Galloway is a managing member of Galloway Capital Management, LLC and GCM Shells Seafood Partners, LLC, the beneficiary and manager of the Bruce Galloway, IRA R/O, a majority shareholder of Jacombs Trading, Inc., and trustee of the aforementioned trust.

(15)

Consists of (i) 56,000 shares of Series B Preferred Stock convertible into 1,120,000 shares of common stock and (ii) a warrant to purchase 560,000 shares of common stock.

(16)

Consists of  a (i) warrant to purchase 37,651 shares of Series B Preferred Stock which, if exercised, will be convertible into 753,020 shares of common stock, and (ii) a warrant to purchase 376,510 shares of common stock, to be issued if the Series B warrant is exercised.

(17)

Consists of (i) 86,667 shares of Series B Preferred Stock convertible into 1,733,340 shares of common stock and (ii) a warrant to purchase 866,670 shares of common stock.

(18)

Consists of (i) 82,234 shares of Series B Preferred Stock convertible into 1,644,680 shares of common stock and (ii) a warrant to purchase 822,340 shares of common stock.

(19)

Consists of (i) 51,099 shares of Series B Preferred Stock convertible into 1,021,980 shares of common stock and (ii) a warrant to purchase 510,990 shares of common stock.

(20)

Consists of shares beneficially owned by Pequot Scout Fund, LP and Pequot Mariner Offshore Fund, LP, as detailed above. Pequot Capital Management, Inc. is the investment adviser of Pequot Scout Fund, LP and Pequot Mariner Offshore Fund, LP.

(21)

Consists of (i) 2,871,548 shares of common stock owned by Trinad Capital Master Fund, Ltd.; (ii) 22,270 shares of Series B Preferred Stock  convertible into 445,400 shares of common stock owned by Trinad Capital Master Fund, Ltd. and (iii) warrants to purchase 222,700 shares of common stock owned by Trinad Capital Master Fund, Ltd. Trinad Advisors GP, LLC is the general partner of Trinad Capital Master Fund, Ltd.

(22)

Includes (i) 5,050,223 shares of common stock and (ii) 1,793,392 shares of common stock which may be acquired through the exercise of options. Does not include options to purchase an aggregate of 1,780,501 shares of common stock which are not exercisable within 60 days of March 31, 2006.

Certain information in the table and its footnotes is derived from filings made with the Securities and Exchange Commission or supplemental information received from various of the entities named in this table.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

How is the Board structured?

There are seven directors to be elected at the Annual Meeting, each of whom currently serves as a director of Shells. Directors are elected for a term of one year which expires at the next annual meeting of stockholders, or at such other time as his or her successor is duly elected and qualified. Unless you specify otherwise, your proxy will be voted in favor of the seven persons named below. We have no reason to believe that any of the listed nominees will be unable to serve, or that any vacancy will occur on the Board of Directors. However, in the event any of these nominees is unable to serve as a director, the shares represented by your proxy will be voted for the person, if any, who is designated by the Board to replace the nominee. All of the listed nominees have consented to be named and have indicated their intent to serve if elected.

In April 2005, the Nominating Committee, consisting of Messrs. Herman and Illick and Dr. Golding was formed to assist the Board of Directors in its selection of individuals as nominees to the Board, to select directors to serve on the various committees of the Board and to fill any vacancies or newly created directorships on the Board or committees of the Board. The Nominating Committee does not have a charter. The Nominating Committee nominated Philip R. Chapman, Leslie J. Christon, John F. Hoffner, Michael R. Golding, Gary L. Herman, Christopher D. Illick and Jay A. Wolf to stand for re-election as members of our Board of Directors.

Who are the nominees for election to the Board?

The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are summarized below:

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years

Philip R. Chapman	44	1997

Mr. Chapman has served on the Board of Directors since May 1977 and as Chairman since April 2002. Since 1993, Mr. Chapman has been President of Adler & Company, a corporation which provides administrative services for financial and venture capital investing, including certain entities controlled by Frederick R. Adler, a greater than 10% stockholder. Mr. Chapman is a director of Regeneration Technologies, Inc., a company which produces allografts for surgical use, and various private companies. He is also a General Partner in Euro-America II, L.P., a private venture capital fund, and a managing partner of Zenith Asset Management, a private hedge fund. Mr. Chapman is the son-in-law of Fredrick R. Adler.

Leslie J. Christon	51	2004

Mrs. Christon has served as the President and Chief Executive Officer of Shells since joining our company in July 2003. From 2002 to 2003, Mrs. Christon was self-employed as a management consultant in the restaurant industry. From 2000 to 2002, Mrs. Christon was employed by Sutton Place Gourmet, Inc. as its President and Chief Operating Officer. From 1996 to 2000, Mrs. Christon was employed by Brinker International, On the Border Restaurants, as its President.

Director	Age	Year First Became Director	Principal Occupation During the Past Five Years

Michael R. Golding	72	2002

Dr. Golding has served as a Board Member since 2002 and is currently a member of the Audit Committee. Dr. Golding has been a professor of surgery at the State University of New York Health Science Center in Brooklyn, New York since 1963, where he is currently an Emeritus Clinical Professor of Surgery. From 1977 to 1989, Dr. Golding served as Director of Surgery at Lutheran Medical Center in Brooklyn, New York. From 1984 to 1989, Dr. Golding was President of the Tri-Boro Association of Directors of Surgery. Dr. Golding is a Fellow of the American College of Surgeons, a Fellow of the American College of Chest Physicians, and a Fellow of the American College of Angelology. Dr. Golding is a Member of the Board of Directors of the United Hospital Fund. Dr. Golding also serves on the boards of numerous professional entities and private companies.

Gary L. Herman	41	2004

Mr. Herman has been the Chairman and Secretary of Digital Creative Development Corporation, an investment holding company, since 2001. He has been the Secretary and a member of the Board of Directors of DataMetrics Corporation, a military defense company, since 2000, and Chairman since 2005. In addition, Mr. Herman has been a member of Galloway Capital Management, LLC, an affiliate of a greater than 10% stockholder, since 2002. Mr. Herman also has been a member of the Board of Directors of NYC Industrial Development Agency since 1997. From 1997 to 2002, Mr. Herman was an Associate Managing Director of Burnham Securities, Inc.

John F. Hoffner	59	2005

Mr. Hoffner is a private investor and previously served as Executive Vice President and Chief Financial Officer of Jack in the Box Inc., a publicly traded restaurant chain, from August 2001 to January 2005. Following his retirement, he served as Vice President of Financial Strategy for Jack in the Box from January 2005 to January 2006. Prior to joining Jack in the Box, Mr. Hoffner held senior financial and administrative leadership positions in several companies, including Cost Plus World Market and Federated Department Stores.

Christopher D. Illick	67	1998

Mr. Illick has been the President of iQ Venture Partners, Inc., an investment bank, since 2001 and a General Partner of Illick Brothers, a real estate and management concern, since 1965. From 1997 to 2001, Mr. Illick was a senior officer of the investment bank of Brean Murray & Co., Inc. Mr. Illick is a member of the Board of Directors of Analytical Surveys, Inc., a public company which provides data and technical services for the geographic information systems market.

Jay A. Wolf	33	2004

Since 2004, Mr. Wolf has served as a Managing Director of Trinad Capital, L.P., an activist hedge fund. From 1999 to 2003, Mr. Wolf served as Vice President of Corporate Development for Wolf Group Integrated Communications Ltd., a marketing communications firm, where he was responsible for the company’s acquisition program. From 1996 to 1999, Mr. Wolf was employed by Canadian Corporate Funding, Ltd., a Toronto-based merchant bank in the senior debt department and, subsequently by Trillium Growth Capital, the firm’s venture capital fund. Mr. Wolf currently sits on the Board of ProLink Holdings Corp, a public company providing electronic GPS services to the golf industry, and US Wireless Data, Inc., a public development stage company.

During fiscal year 2005, our Board of Directors held twelve meetings, acted by unanimous written consent fourteen times and acted by committee action eight times. During fiscal 2005, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board on which he or she served, during the time period in which he or she served.

We have a general policy of expecting our directors to attend our annual meetings of stockholders. All of our directors were in attendance at last year’s annual meeting of stockholders.

In connection with one of our earlier financing transactions, we entered into an Investor Rights Agreement which, among other things, fixed the number of directors comprising our Board and granted certain persons the right to nominate individuals to serve on our Board. In accordance with the terms of the Investors Rights Agreement, this right to nominate individuals for election to our Board terminated upon our repayment in 2005 of the underlying outstanding indebtedness.

Board Committees

The Board of Directors has standing Executive, Audit, and Stock Option and Compensation Committees and, since April 2005, a Nominating Committee.

The Executive Committee possesses all the powers and authority of the Board in the management of the business and affairs of our company, except for certain powers which are specifically reserved by Delaware law to the entire Board or the stockholders. Messrs. Chapman and Herman are the current members of the Executive Committee. The Executive Committee did not meet in fiscal 2005.

The Audit Committee’s responsibilities, which includes the review of our internal accounting controls and procedures, SEC filings, and financial news releases, as well as, procedures and consulting with and reviewing the services provided by the independent registered public accounting firm, are described in the Audit Committee Charter dated May 17, 2000. The Audit Committee’s Report appears later in this proxy statement. Messrs. Hoffner and Illick and Dr. Golding are the current members of the Audit Committee and are independent directors as that term is defined by Rule 4200(a)(15) of the NASDAQ Listing Standards. Messrs. Hoffner and Illick are audit committee financial experts, as that term is defined in Item 401(h)(2) of Regulation S-K. The Audit Committee met five times in fiscal 2005.

The Stock Option and Compensation Committee is charged with reviewing compensation policies and practices, recommending compensation for executives and key employees and administering our stock option plans. The Stock Option and Compensation Committee Report appears later in this proxy statement. Messrs. Chapman and Wolf are the current members of the Stock Option and Compensation Committee. During fiscal 2005, the Stock Option and Compensation Committee met three times.

In April 2005, the Board of Directors established a Nominating Committee to assist the Board in (i) its selection of individuals as nominees for election to the Board of Directors, (ii) the selection of directors to serve on the various committees of the Board, and (iii) to fill any vacancies or newly created directorships on the Board or committees of the Board. The members of the Nominating Committee are Messrs. Herman and Illick and Dr. Golding. Mr. Illick and Dr. Golding are independent directors as that term is defined by Rule 4200(a)(15) of the NASDAQ Listing Standards. Mr. Herman may not be an independent director pursuant to that definition. During fiscal 2005, the Nominating Committee met once.

It is the policy of the Nominating Committee to consider candidates for Board membership suggested by Nominating Committee members and other Board members, management, our stockholders, third-party search firms and any other appropriate sources. As a stockholder, you may recommend any person for consideration as a nominee for director by writing to the Nominating Committee of the Board of Directors, 16313 N. Dale Mabry Highway, Suite 100, Tampa, Florida 33618. Recommendations must be received by January 25, 2007 to be considered for the 2007 Annual Meeting of Stockholders. Recommendations must include the name and address of the stockholder making the recommendation, a representation setting forth the number of shares of  common stock beneficially owned by the recommending stockholder, a statement that the recommended nominee has expressed his or her intent to serve on the Board if elected, biographical information about the recommended nominee, any other information the stockholder believes would be helpful to the Nominating Committee in evaluating the recommended nominee, and a description of all arrangements or understandings between the recommending stockholder and each nominee and any other person concerning the nomination.

In evaluating candidates, the Nominating Committee will consider the following criteria: personal integrity, sound business judgment, business and professional skills and experience, independence, potential conflicts of interest, the extent to which a candidate would fill a present need, and concern for the long term interests of stockholders. In any particular situation, the Nominating Committee may focus on persons possessing a particular background, experience or qualifications which the Committee believes would be important to enhance the effectiveness of the Board. The evaluation process for stockholder recommendations is the same as for candidates recommended from any other source. The Nominating Committee does not have a charter.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based upon a review of the copies of the forms furnished to us and written representations from our executive officers and directors, we believe that during fiscal 2005, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with on a timely basis, except that a (a) Form 4 was not  timely filed by each of  (i) Philip Chapman, Banyon Investment, LLC, Trinad Capital, L.P. and Bruce Galloway  with respect to the exercise of a warrant, (ii) Gary Herman, Robert Ellin, Jay Wolf, Philip Chapman, Michael Golding and  Christopher Illick with respect to an option grant, and (iii) Bruce Galloway with respect to the acquisition of a warrant, and (b) Form 3 was not timely filed by each of (i) John Hoffner upon becoming a director, and (ii) James Adler upon becoming a greater than 10% stockholder. Each of the forms listed above have subsequently been filed with the SEC.

What is the vote required to approve Proposal No. 1?

The seven nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote, a quorum being present, shall be elected as directors. Only votes cast “for” a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by a nominee will not be reduced by any of these actions.

What does the Board recommend?

THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE SEVEN NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF SHELLS AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THESE NOMINEES.

How do we compensate our directors?

During 2005, we adopted a policy of compensating our non-employee directors $2,500 per quarter, with the exception of the Chair of the Audit Committee who is compensated $5,000 per quarter. We continue to reimburse directors for reasonable expenses incurred in connection with attendance at Board and Board committee meetings.

In February 2005, after three years of not providing any form of compensation to our non-employee directors, we granted an option to each non-employee director to purchase 20,000 shares of our common stock pursuant to our 2002 Equity Incentive Plan (the “Plan”) and an additional option to purchase 20,000 shares of our common stock upon their election or re-election to our Board. In June 2005, we granted an additional option to purchase 20,000 shares of our common stock to each of our non-employee directors following the completion of our May 2005 financing transaction. Further, in June 2005, we increased the annual option grant to the Chair of the Audit Committee, granted upon his or her election or re-election, from an option to purchase 20,000 shares of our common stock to an option to purchase 50,000 shares of our common stock. Options granted to non-employee directors vest monthly over the twelve month period from the date of grant.

How can you contact our directors?

Security holders may contact our directors through written correspondence or e-mail. Written correspondence should be mailed to our executive offices at 16313 N. Dale Mabry Highway, Suite 100, Tampa, Florida 33618 Attn: Secretary. E-Mail correspondence should be directed to TalktoShells@ShellsSeafood.com Attn: Secretary. Each stockholder communication will be forwarded to all directors, or the director to whom it is addressed, unless such communication is unduly hostile, threatening, illegal or inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication. In general, stockholder communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than stockholder communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

EXECUTIVE COMPENSATION

The following table shows all of the cash compensation, as well as other compensation, we paid during the fiscal years indicated to (i) our Chief Executive Officer and (ii) each other executive officer whose total annual salary and bonus exceeded $100,000 for our fiscal year 2005.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Annual Compensation			Long-Term Compensation
		Salary	Bonus	Other	Awards	Options

Leslie J. Christon,	2005	$287,115	$89,375	$9,293	—	1,961,535
Chief Executive Officer and President(1)	2004	285,577	1,164	8,120	—	—
	2003	121,635	—	31,403	—	297,374

Warren R. Nelson,	2005	$161,885	$36,540	$—	—	250,000
Executive Vice President of Finance,	2004	162,000	1,164	530	—	—
Chief Financial Officer, Secretary and Treasurer(2)	2003	155,769	36,334	605	—	—

Guy C. Kathman,	2005	$139,616	$30,800	$516	—	250,000
Vice President of Operations(3)	2004	124,615	1,164	12,678	—	—
	2003	27,692	—	—	—	50,000

Christopher R. Ward , Sr.,	2005	$124,119	$23,813	—	—	90,000
Vice President of Purchasing(4)	2004	36,186	1,164	—	—	40,000

——————

(1)

Mrs. Christon joined Shells in July 2003. Compensation for 2003 reflects payments made pursuant to her employment agreement for the portion of 2003 during which she was employed by us. The amount of other compensation for 2005 and 2004 includes, respectively: (i) $8,763 and $7,500 paid by Shells for Mrs. Christon’s automobile allowance, and (ii) $530 and $620 paid by Shells for life insurance premiums. The amount of other compensation for 2003 includes: (i) $1,403 paid by Shells for Mrs. Christon’s automobile allowance, and (ii) $30,000 paid by Shells for relocation costs of Mrs. Christon.

 (2)

Mr. Nelson’s other compensation consists of life insurance premiums paid by Shells. The fiscal 2003 bonus consisted of $18,167 in cash and $18,167 in common stock grants, which after adjusting for payroll tax withholdings, comprised 28,318 shares of unrestricted common stock at $0.40 per share, issued and paid pursuant to the 2002 management incentive plan relating to 2002 results.

(3)

Mr. Kathman joined Shells in September 2003. Compensation for 2003 reflects payments made for the portion of 2003 during which he was employed by us. The amount of other compensation, $516, for 2005 reflects payments paid by Shells for life insurance premiums. The amount of other compensation for 2004 includes: (i) $12,451 paid by Shells for relocation costs of Mr. Kathman, and (ii) $317 paid by Shells for life insurance premiums.

(4)

Mr. Ward joined Shells in September 2004. Compensation for 2004 reflects payments made for the portion of the year during which Mr. Ward was employed by us.

Option Grants for Fiscal 2005

The following table sets forth information with respect to option grants in fiscal 2005 to each of the persons named in the Summary Compensation Table.

OPTION GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year(1)	Exercise or Base Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
						5% ($)	10% ($)

Leslie J. Christon	450,000	(3)	57.4%	$1.10	3/21/2015	310,500	787,500
	450,000	(4)		$.76	6/13/2012	139,500	324,000
	1,061,535	(5)		$.85	7/01/2012	371,537	859,843

Warren R. Nelson	125,000	(3)	7.3%	$1.10	3/21/2015	86,250	219,000
	125,000	(4)		$.76	6/13/2012	38,750	90,000

Guy C. Kathman	125,000	(3)	7.3%	$1.10	3/21/2015	86,250	219,000
	125,000	(4)		$.76	6/13/2012	38,750	90,000

Christopher R. Ward, Sr.	45,000	(3)	2.6%	$1.10	3/21/2015	31,050	78,750
	45,000	(4)		$.76	6/13/2012	13,950	32,400

——————

(1)

Based on options to purchase 3,419,035 shares of our common stock granted in fiscal 2005.

(2)

These amounts represent assumed rates of appreciation in the price of our common stock during the terms of the options in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, on stock option exercises will depend on the future price of the common stock and overall stock market conditions. The 5% rate of appreciation over the terms of each of the $1.10, $.76 and $.85 stock prices on each date of grant would result in a stock price of $1.79, $1.07 and $1.20, respectively. The 10% rate of appreciation over the terms of each of the $1.10, $.76 and $.85 stock prices on each date of grant would result in a stock price of $2.85, $1.48 and $1.66, respectively. There is no representation that the rates of appreciation reflected in this table will be achieved.

(3)

These options vest as to 1/3 on December 31, 2005 and will become vested as to 1/3 on each of March 21, 2007 and March 21, 2008.

(4)

These options vested as to 1/3 on December 31, 2005 and will become vested as to 1/3 on each of June 13, 2007 and June 13, 2008.

(5)

These options vested as to 1/3 on December 31, 2005 and will become vested as to 1/3 on each of July 1, 2007 and July 1, 2008.

AGGREGATED OPTION EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR END OPTION VALUES

The following table sets forth information with respect to (i) options exercised during fiscal 2005 by the persons named in the Summary Compensation Table and (ii) unexercised options held by these individuals at January 1, 2006 (our fiscal year end).

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Option Held at Fiscal Year End		Value of Unexercised, In-the-Money Option at Fiscal Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable

Leslie J. Christon	—	—	1,305,054	953,845	$185,852	$85,846
Warren R. Nelson	—	—	264,673	190,311	$87,156	$27,295
Guy C. Kathman	—	—	116,666	183,334	$17,500	$20,000
Christopher R. Ward, Sr.	—	—	43,334	86,666	$5,767	$11,533

——————

(1)

Value based on the closing market price of the common stock of $0.94 on Friday, December 30, 2005, the last day of fiscal 2005 on which our common stock was traded, in excess of the option exercise cost.

Employment Agreements

On July 1, 2003, we entered into a two-year employment agreement with Leslie J. Christon, pursuant to which she serves as our President and Chief Executive Officer. The employment agreement provided for an annual base salary of $275,000 during fiscal 2004, along with discretionary bonuses, as determined by the Stock Option and Compensation Committee of the Board. In fiscal 2003, pursuant to her employment agreement, Mrs. Christon was granted an option to purchase 297,374 shares of common stock. The option vests annually over two years. Mrs. Christon’s employment agreement automatically renews for consecutive one-year terms unless either she or Shells gives notice to the other of an intention not to renew.

On November 14, 2005, we entered into an amended and restated employment agreement with Mrs. Christon. The amended and restated employment agreement extended the term of her employment with us through June 30, 2007, subject to automatic successive one year extensions thereof, unless either party delivers prior written notice of non-extension. Pursuant to the amended and restated employment agreement, Mrs. Christon is entitled to receive an annual base salary of $300,000 and a target bonus potential up to 100% of her base salary. Mrs. Christon also received options to purchase an additional 1,061,535 shares of our common stock (which vest in one-third installments on December 31, 2005, July 1, 2007 and July 1, 2008, subject to her continued employment with Shells), inclusive of a grant of 903,528 options pursuant to a Stock Option Agreement dated November 14, 2005 by and between Mrs. Christon and us. The remaining options to purchase 158,007 shares of our common stock were granted pursuant to our existing stock option plans. Based on the vesting schedule of the options, we expect to recognize compensation expense of approximately $112,000 in each of 2007 and 2008 as a result of the adoption of FASB Statement No. 123-R, “Share-Based Payment.”

Effective March 13, 2006, we entered into an agreement with each of Guy C. Kathman, our Vice-President of Operations, Warren R. Nelson, our Chief Financial Officer, and Christopher R. Ward, Sr., our Vice-President of Purchasing, to provide them with severance and other consideration to be paid in the event of a Change in Control of Shells (as defined in their respective agreements). Mr. Nelson also is party to a letter agreement with the Board of Directors clarifying his severance agreement, if applicable.

Stock Option Plans

Currently, Shells has three stock option plans for employees, consisting of the 1996 Employee Stock Option Plan (the “1996 Plan”), the 1995 Employee Stock Option Plan (the “1995 Plan”), and the 2002 Equity Incentive Plan (the “2002 Plan”). The stock option plans authorize us to issue incentive stock options (“ISOs”), as defined in Section 422 of the Internal Revenue Code, and stock options that do not conform to the requirements of that Code section (“Non-ISOs”). The exercise price of each ISO may not be less than 100% of the fair market value of the common stock at the time of grant, except that in the case of a grant to an employee who owns (within the meaning of Section 422 of the Code) 10% or more of our outstanding stock, the exercise price cannot be less than 110% of such fair market value. The exercise price of each Non-ISO may not be less than the par value of the common stock. Options may not be exercised on or after the tenth anniversary (fifth anniversary in the case of an ISO granted to a 10% stockholder), of the date of grant. Options may not be transferred during the lifetime of an option holder.

The 1996 Plan, the 1995 Plan, and the 2002 Plan are administered by the Stock Option and Compensation Committee. Subject to the provisions of the stock option plans, the Stock Option and Compensation Committee has the authority to determine the individuals to whom the stock options are to be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the restrictions, if any, on the exercise of the option, the terms for the payment of the option price and other terms and conditions. Payment by option holders upon exercise of an option may be made (as determined by the Stock Option and Compensation Committee) in cash or other such form of payment acceptable to the Stock Option and Compensation Committee, including shares of common stock.

The 2002 Plan also provides for grants of restricted stock units, the value of which is tied to shares of common stock, and other equity based awards related to common stock, including unrestricted shares of common stock, stock appreciation rights and dividend equivalents. Awards of restricted stock, restricted stock units and other types of equity based awards may be made in such amounts, and are subject to such terms and conditions as the Stock Option and Compensation Committee may determine.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information set forth below briefly describes certain transactions between Shells and certain parties who or which may be deemed to be affiliated with us.

On March 1, 1994, our wholly-owned subsidiary, Shells of Melbourne, Inc. entered into a joint venture agreement with WLH Investments, Inc., a corporation wholly-owned by Wanda L. Hattaway, wife of William E. Hattaway, our then president. The joint venture owns and operates the Shells restaurant located in Melbourne, Florida. The Joint Venture Agreement provides that WLH Investments receives a cumulative annual preferred return of 15% on the $400,000 of capital contributed to the joint venture by WLH Investments. Shells of Melbourne will then be allocated an equal amount to this preferred return. The remaining net income of the joint venture will be allocated 51% to Shells of Melbourne and 49% to WLH Investments. Based upon these allocations, we paid $60,000 to WLH Investments for its fiscal 2005 preferred return, and $180,600 in net income allocations to WLH Investments during 2005. There were no capital contributions in 2005 by WLH Investments.

On December 28, 2004, we entered into a consulting agreement with Lawrence Wolf, the father of Jay A. Wolf, a member of our Board of Directors. The consulting agreement has a one year term, and under it, Mr. Lawrence Wolf is to assist Shells in providing marketing services, including guidance toward building our creative strategy around the “Shells” brand positioning and providing support in coordinating our media production. As compensation, Mr. Lawrence Wolf received options, pursuant to our 2002 Equity Incentive Plan, to purchase 130,000 shares of common stock at an exercise price of $0.83, the market price of the common stock on the date of grant. The options fully vest on the first anniversary of the grant date. During fiscal year 2005, the contract was renewed for an additional year, and Mr. Lawrence Wolf was granted an additional option to purchase 130,000 shares of our common stock at an exercise price of $0.90, the market price of our common stock on the date of grant.

In September 2005, we completed a sale and leaseback transaction of the Winter Haven location for $1,667,000 with Fortress Realty, an entity affiliated with Drawbridge Global Funds, a beneficial owner of greater than 5% of our common stock.

The 2002 Financing Transaction

In January 2002, we raised $2,000,000 in a private financing transaction, consisting of secured promissory notes and warrants to purchase common stock. The two investors in the financing transaction were Shells Investment Partners, L.L.C. (“SIP”) and Banyon Investment, LLC (“Banyon”). SIP is an entity comprised of Messrs. J. Stephen Gardner, John N. Giordano and Thomas R. Newkirk, each of whom served as a member of our Board of Directors until his resignation in June 2004. At the time of the transactions, none of Messrs. Gardner, Giordano or Newkirk were affiliated with us. Banyon is an entity associated with Philip R. Chapman, Chairman of our Board of Directors, and certain family members of Frederick R. Adler, who was at the time, and presently is, a greater than 10% stockholder. The proceeds of the financing transaction were used for working capital requirements.

In the financing, we issued to each of SIP and Banyon (i) a $1,000,000 secured promissory note initially due January 31, 2005 (subsequently extended to January 31, 2007) which bore interest at 15% per annum, of which initially 8% was payable monthly in arrears and 7% was deferred and payable when the principal was payable in full and (ii) a warrant to purchase 4,454,015 shares of common stock at an exercise price of $0.16 per share.

In April 2004, the $1,000,000 promissory note issued to Banyon was sold to Frederick R. Adler. In June 2004, the $1,000,000 promissory note issued to SIP was sold to GCM Shells Seafood Partners, LLC (“GCM”) ($600,000) and Trinad Capital, L.P. (“Trinad”) ($400,000), and warrants to purchase an aggregate of 4,454,015 shares of common stock were transferred by SIP to GCM, Trinad and certain of their related entities. In August 2004, we agreed with these holders of the then outstanding $2,000,000 of promissory notes to an extension of the term of the original expiration date of January 31, 2005 to January 31, 2007. In connection with this extension, we issued warrants to purchase 400,000, 600,000 and 1,000,000 shares of common stock, respectively, to GCM, Trinad and Frederick R. Adler. In March 2005 the $1,000,000 held by Frederick R. Adler was modified to allow Shells to defer entirely the monthly interest payment on $500,000 of principal amount of the note until the maturity date of January 31, 2007. In October 2005, Trinad transferred all of its shares to its affiliate, Trinad Capital Master Fund, Ltd.

During 2005, in two transactions, the aforementioned financing was retired through payoff of the promissory notes and the exercise of the warrants. On March 9, 2005, warrants to purchase 1,000,000 shares of our common stock were exercised at an exercise price of $0.50 per share; the aggregate proceeds of $500,000 were used to pay down the principal of the outstanding notes held by such warrant holders. In May 2005, in a transaction that was completed in conjunction with our private placement financing, the remaining warrants were exercised, thus converting the entire January 2002 financing transaction to equity.

As part of the January 2002 financing, we entered into an Investor Rights Agreement, with the two investor groups and certain other stockholders. Pursuant to this agreement, the composition of our Board was fixed at seven members, and each of Banyon (subsequently Frederick R. Adler) and SIP (subsequently Trinad and GCM) were entitled to nominate three individuals to serve on our Board. Upon the repayment of the promissory notes, the Investor Rights Agreement terminated and the contractual rights of Mr. Adler, Trinad and GCM to nominate individuals for election to our board of directors ceased to exist.

The May 2005 Financing Transaction

In May 2005, we completed a financing of $6.9 million through the private placement of securities to certain accredited investors. Under the terms of the transaction, we issued 461,954 units, with each unit consisting of (i) one share of our Series B Preferred Stock, initially convertible into twenty shares of our common stock, and (ii) a warrant to purchase ten shares of our common stock at an exercise price of $1.30 per share. The purchase price was $15.00 per unit. In addition, we issued a warrant to purchase 37,651 units (consisting of 37,651 shares of our Series B Preferred Stock and warrants to purchase 376,510 shares of our common stock) at a purchase price of $15.00 per unit to our placement agent in our May 2005 financing.

We realized net proceeds of approximately $5.8 million from the May 2005 financing. Of the total proceeds from our securities issued, $1,282,000 represented cancellation or conversion of related party debt and $348,000 represented the conversion of our existing convertible debentures, all of which converted into the securities issued in the transaction. We used a portion of the net proceeds from the May 2005 financing to retire the remaining $2,232,000 of loans and accrued interest from debenture holders from a debt financing completed in December 2004, as well as $8,000 of related party accrued interest. Additionally, in conjunction with the May 2005 financing, $500,000 principal amount of related party debt was used to exercise warrants to purchase 1,000,000 shares of our common stock.

STOCK OPTION AND COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS
REGARDING EXECUTIVE COMPENSATION

The report of the Stock Option and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

What is our Executive Compensation Philosophy?

Shells manages and operates full service, mid-priced, casual dining seafood restaurants. One of our central goals is to ensure that our remuneration policy enables us to attract, retain and reward capable employees who can contribute, both short and longer-term, to our success. Equity participation and a strong alignment to stockholders’ interests are key elements of our compensation philosophy.

Our executive compensation program consists of three parts: base salary, bonus and stock options. In awarding salary increases and bonuses, we considered whether the compensation package as a whole appropriately compensated each executive for Shells’ performance during fiscal 2005 for that executive’s contribution to this performance.

Base Salaries of Executive Officers

Base salary represents the fixed component of the executive compensation program. Our practice generally is to maintain base salaries at approximately competitive industry averages. Determinations of base salary levels are established for an annual review of marketplace competitiveness with similar restaurant companies. Periodic increases in base salary relate to individual contributions to our overall performance and relative marketplace competitiveness.

Bonuses

Bonuses represent the variable component of the executive compensation program that is tied to our overall performance and to individual achievement. To the extent deemed appropriate, our policy is to grant bonuses as a portion of the compensation paid to Shells’ management personnel. In determining bonuses, we consider factors such as our performance during the year and the individual’s contribution to that performance. During fiscal 2002, we adopted an executive and management bonus program specifying criteria relating to the Company’s financial performance as well as individual contributions to Shells.

Stock Options

We believe that an important goal of the executive compensation program should be to provide executives and key employees, who have significant responsibility for the management, growth and future success of Shells, with an opportunity to increase their ownership in Shells and the potential for financial gain from increases in our stock price. This approach ensures that the interests of the stockholders, executives and employees will be closely aligned. Therefore, executive officers and other key employees of Shells are granted stock options which give them a right to purchase shares of common stock at a specified price in the future. The grant of options is based primarily on an employee’s potential contribution to Shells’ growth and financial results. In determining the size of option grants, we also consider the number of options owned by such executive, the number and exercise price of options previously granted and currently outstanding, and the aggregate size of the current option grants. Options generally are granted at the prevailing market value of the common stock and will only have value if our stock price increases. Generally, grants of options vest over time, and the individual must be employed by Shells for the options to vest.

How is our President and Chief Executive Officer compensated?

On November 14, 2005, we entered into an amended and restated employment agreement with Mrs. Christon. The amended and restated employment agreement extended the term of her employment with us through June 30, 2007, subject to automatic successive one year extensions thereof, unless either party delivers prior written notice of non-extension. Pursuant to the amended and restated employment agreement, Mrs. Christon is entitled to receive an annual base salary of $300,000 and a target bonus potential up to 100% of her base salary. Mrs. Christon also received options to purchase an additional 1,061,535 shares of our common stock (which vest in one-third installments on December 31, 2005, July 1, 2007 and July 1, 2008, subject to her continued employment with Shells), inclusive of a grant of 903,528 options pursuant to a Stock Option Agreement dated November 14, 2005 by and between Mrs. Christon and us. The remaining options to purchase 158,007 shares of our common stock were granted pursuant to our existing stock option plans. Based on the vesting schedule of the options, we expect to recognize compensation expense of approximately $105,000 in each of 2007 and 2008 as a result of the adoption of FASB Statement No. 123-R, “Share-Based Payment.”

Stock Option and Compensation Committee
Philip R. Chapman, Chairman
Jay A. Wolf

Stock Option and Compensation Committee Interlocks and Insider Participation

In fiscal 2005, Messrs. Chapman and Ellin served on our Stock Option and Compensation Committee. On July 28, 2005, Mr. Ellin resigned from our Board of Directors and Mr. Jay Wolf became a member of the Stock Option and Compensation Committee. In January 2002, we raised $2,000,000 in the financing transaction described earlier in this proxy statement under the heading “Certain Relationships and Related Transactions – The 2002 Financing Transaction.” Both of the investment entities which participated in the financing transaction, SIP and Banyon, had members who were nominated and elected to our Board of Directors. On June 23, 2004, SIP sold to GCM and Trinad the $1,000,000 promissory note issued to SIP, and GCM and Trinad acquired the rights to nominate individuals to serve as Board members under the Investor Rights Agreement. Robert S. Ellin was nominated by GCM and Trinad and was elected to serve as a Board member. Mr. Ellin is affiliated with Trinad. Philip R. Chapman is a co-managing member of Banyon. In accordance with the terms of the Investor Rights Agreement, the right to nominate individuals for election to our Board terminated upon the repayment in full of the $2,000,000 promissory notes in May 2005.

In fiscal 2005, Leslie J. Christon participated in deliberations of the Stock Option and Compensation Committee regarding executive compensation. However, Mrs. Christon did not participate in deliberations concerning her own compensation.

OUR STOCK PRICE PERFORMANCE

The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Shells specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The following graph compares cumulative total return of our common stock with the cumulative total return of (i) the Russell 2000 Index and (ii) the Nations Restaurant News Stock Index (the “Peer Index”). The graph assumes (a) $100 was invested on December 31, 2000 (the first day of our fiscal 2001) in each of our common stock, the stocks comprising the Russell 2000 Index and the stocks comprising the Peer Index, and (b) the reinvestment of dividends, if any.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
SHELLS SEAFOOD RESTAURANTS, INC., RUSSELL 2000 INDEX,
AND NATIONS RESTAURANT NEWS STOCK INDEX

	2000	2001	2002	2003	2004	2005

Shells Seafood Restaurants, Inc.	$100	$47	$74	$74	$119	$137
Russell 2000	100	102	79	115	135	139
Nations Restaurant News Stock Index	100	101	81	117	123	136

AUDIT COMMITTEE REPORT

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Shells specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

Management has the primary responsibility for the financial statements and the financial reporting process, including the systems of internal control. On behalf of the Board, the Audit Committee, among other things, reviews and monitors the financial reporting process, the systems of internal control, the audit process, the independence and performance of our independent registered public accounting firm and the process for monitoring compliance with laws and regulations. The members of the Audit Committee are Dr. Michael R. Golding and Messrs. John F. Hoffner and Christopher D. Illick. On May 17, 2000, the Company adopted a written charter for the Audit Committee.

During 2005, the Audit Committee reviewed Shells’ financial statements and related SEC filings with management and the Board of Directors and discussed with Kirkland Russ Murphy & Tapp P.A. (“Kirkland Russ”), Shells’ independent registered public accounting firm for fiscal 2005, the matters required to be discussed by Statement of Auditing Standard No. 61. The Audit Committee received from Kirkland Russ the written disclosures and the letter required by Independence Standards Board Standard No. 1 and discussed with Kirkland Russ its independence. The Audit Committee has reviewed the audit fees of Kirkland Russ and any non-audit services and fees, to assure compliance with Shells’ and the Committee’s policies restricting the independent registered public accountants from performing services that might impair their independence.

After reviewing and discussing the financial statements, and in reliance upon the matters reviewed and discussed with Kirkland Russ above, and without other independent verification, the Audit Committee recommended that the audited consolidated financial statements of Shells be included in Shells’ Annual Report on Form 10-K for fiscal 2005.

Audit Committee
John F. Hoffner, Chairman
Michael R. Golding
Christopher D. Illick

RELATIONSHIP WITH OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Who is our Independent Registered Public Accounting Firm?

The firm of Kirkland, Russ, Murphy & Tapp, P.A. audited and issued a report on our financial statements for fiscal 2005 and has been selected by the Audit Committee to issue a report on our financial statements for the fiscal year ending December 31, 2006. A representative of Kirkland Russ is expected to be present at the Annual Meeting and available to respond to appropriate questions from stockholders, and will have an opportunity to make a statement if he or she desires to do so.

What were our audit fees for fiscal 2005 and 2004?

For fiscal 2005 and 2004, fees for professional services performed by Kirkland Russ were as follows:

	Fiscal 2005	Fiscal 2004

Audit Fees	$63,500	$62,321
Audit-Related Fees	0	0
Tax Fees	17,000	23,000
All Other Fees	62,608	5,250
Total	143,108	90,571

“All Other Fees” consists of $60,858 relating to fees incurred in connection with our securities offering and $1,750 relating to tax planning. The Audit Committee of the Board of Directors has determined that the performance and services related to “Tax Fees” and “All Other Fees” is compatible with maintaining the independence of Kirkland Russ.

We have a policy that discourages the retention of our independent registered public accounting firm for non-audit services. We will not retain our independent registered public accounting firm for non-audit work unless: (a) the approvals of the Chair of the Audit Committee and the Chief Financial Officer are obtained prior to the retention; and (b) the retention will not affect the status of the auditors as “independent accountants” under applicable rules of the SEC and the Independence Standards Board.

The details regarding any engagement of the independent registered public accounting firm for non-audit services are provided promptly to the full Audit Committee. During fiscal 2005 and 2004, all of the services provided by Kirkland Russ for the services described above under Tax Fees and All Other Fees were pre-approved using the above procedures.

OTHER MATTERS

When are stockholders’ proposals for the 2007 Annual Meeting due?

We anticipate that the 2007 Annual Meeting of Stockholders will be held in our second financial quarter. To be considered for inclusion in the proxy statement for the 2007 Annual Meeting, each stockholder proposal must be received by us no later than January 25, 2007. However, in the event the 2007 Annual Meeting of Stockholders is to be held at a later date, then stockholder proposals will be accepted until a reasonable time before the date we begin to print and distribute the proxy materials.

We know of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt submission of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please vote by signing the proxy card and returning it in the enclosed envelope, or, if available, by Internet or telephone.

By Order of the Board of Directors

Warren R. Nelson
Secretary

Dated: April 20, 2006

A COPY OF OUR ANNUAL REPORT ON FORM 10-K

WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER

REQUESTING IT IN WRITING FROM:

SHELLS SEAFOOD RESTAURANTS, INC.
16313 N. DALE MABRY HIGHWAY, SUITE 100
TAMPA, FLORIDA 33618

ATTENTION: SECRETARY

OR

VISIT OUR WEBSITE AT

WWW. SHELLSSEAFOOD.COM

TO ACCESS AND PRINT

A COPY OF OUR ANNUAL REPORT ON FORM 10-K

GO TO MENU OPTION “INVESTOR RELATIONS”

AND LOOK FOR “EDGAR” FILINGS

SHELLS SEAFOOD RESTAURANTS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2006

Leslie J. Christon and Warren R. Nelson, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of common stock of Shells Seafood Restaurants, Inc. held of record by the undersigned on April 12, 2006, at the Annual Meeting of Stockholders to be held at 10:00 a.m., Thursday, May 18, 2006, at our executive offices located at 16313 N. Dale Mabry Highway, Tampa, Florida 33618 and at any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR AND FOR PROPOSAL NOS. 2 AND 3.

Proposal No. 1—Election of Directors—Nominees are:

Philip R. Chapman, Leslie J. Christon, Michael R. Golding, Gary L. Herman, John F. Hoffner, Christopher D. Illick and Jay A. Wolf.

☐	FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appear(s) below):	☐	WITHHOLD AUTHORITY

_____________________________________________________________________________________________

Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signer is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:____________________________________, 2006

______________________________________________

(Signature)

______________________________________________

(Signature if held jointly)

The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
USING THE ENCLOSED, PREPAID ENVELOPE.